UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2022

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Energy Focus, Inc. (the “Company”) held its reconvened 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2022. At the Annual Meeting, the stockholders of the Company, upon recommendation of the Company’s Board of Directors (the “Board”), approved the amendment and restatement of the Energy Focus, Inc. 2020 Stock Incentive Plan (the “Plan”). The following description of the Plan is qualified in its entirety by reference to the Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
In general, the Plan continues to authorize the Compensation Committee of the Board to provide for cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other share-based awards, including those denominated or payable in, or otherwise based on, the Company’s common stock. The purposes of these awards are to help enhance stockholder value by linking the compensation of directors of the Company and officers, other employees and consultants of the Company and its affiliates to the price of the Company’s common stock and/or the achievement of other objectives, and to encourage ownership in the Company’s common stock by key personnel whose long-term employment is considered essential to the Company’s continued progress and success. Awards under the Plan are also intended to continue to assist the Company in recruiting new directors and employees and to motivate, retain and encourage such directors and employees to act in the Company’s stockholders’ interest. Subject to adjustment as described in the Plan and subject to the Plan’s share counting rules, a total of 650,000 shares of common stock are available for awards granted under the Plan (350,000 of which were originally approved by stockholders at the Company’s 2020 annual meeting of stockholders, and 300,000 of which were approved by stockholders at the Annual Meeting), plus common stock subject to any forfeitures (or similar events) that occur under the Plan or the original version of the Plan.
Stockholder approval of the Plan also: (1) correspondingly increased the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the Plan during its duration by 300,000 shares; (2) extended the term of the Plan until June 22, 2032; (3) expanded the list of qualifying performance criteria for awards to be non-exhaustive, rather than limited to the list of potential metrics contained in the written Plan document; (4) allows for the Plan administrator to exercise both positive and negative discretion (as opposed to just negative discretion) with respect to awards earned pursuant to qualifying performance criteria; (5) requires underlying awards to be earned before dividends and dividend equivalents on such awards may be paid (dividends and dividend equivalents are not payable on stock options or stock appreciation rights); and (6) made equitable, anti-dilution adjustments with respect to any award terms under a particular section of the Plan mandatory, as determined by the Plan administrator (as opposed to just permissive).
A non-exhaustive list of performance measures that could be used for performance-based awards under the Plan includes the following: sales or cash return on sales; cash flow or free cash flow or net cash from operating activity; earnings (including gross margin, earnings before or after interest and taxes, earnings before taxes, and net earnings); basic or diluted earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholders’ equity; total shareholder return; return on capital; return on assets or net assets; return on investments; revenue or gross profits; income before or after interest, taxes, depreciation and amortization, or net income; pretax income before allocation of corporate overhead and bonus; operating income or net operating income; operating profit or net operating profit (whether before or after taxes); operating margin; return on operating revenue; working capital or net working capital; market share; asset velocity index; contract awards or backlog; overhead or other expense or cost reduction; growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; credit rating; strategic plan development and implementation; improvement in workforce diversity; customer satisfaction; employee satisfaction; management succession plan development and implementation; and employee or customer retention.
The term of the Plan will expire on June 22, 2032. The Plan administrator generally will be able to amend the Plan, subject to stockholder approval and/or awardee consent in certain circumstances as described in the Plan.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Set forth below are the four proposals that were voted on at the Annual Meeting, which was reconvened on June 22, 2022, and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2022.
As of March 28, 2022, the record date for the Annual Meeting, there were 6,453,777 shares of the Company’s common stock (entitled to one vote per share) and 876,447 shares of the Company’s Series A Convertible Preferred Stock (entitled to 0.11074 of a vote per share) issued, outstanding and entitled to vote. Shares of the Company’s common stock and Series A Convertible Preferred Stock representing 50.24% of the voting power of the Company’s stockholders were represented at the meeting.
With respect to the proposals, the results of the voting were as follows:
Proposal 1: Election of Directors

Director Nominees	For	Withheld	Broker Non-Votes

Jennifer Cheng	1,389,823	391,287	1,510,273
Gina Huang (Mei Yun Huang)	1,613,269	167,841	1,510,273
Brian Lagarto	1,475,980	305,130	1,510,273
Jeffery Parker	1,473,329	307,781	1,510,273
Philip Politziner	1,475,642	305,468	1,510,273
Stephen Socolof	1,432,311	348,799	1,510,273

The six Directors listed above were elected to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Proposal 2: Amendment and restatement of the Energy Focus, Inc. 2020 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
1,530,930	133,730	116,450	1,510,273

Proposal 3: Ratification of the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2022

For	Against	Abstain
2,927,762	269,886	93,735

Proposal 4: Approval, on an advisory basis, of the compensation of our named executive officers

For	Against	Abstain	Broker Non-Votes
1,474,514	215,996	90,600	1,510,273

Item 9.01    Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit
Number	Description

10.1	Energy Focus, Inc. 2020 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2022

ENERGY FOCUS, INC.

	By:	/s/ Stephen Socolof
	Name:	Stephen Socolof
	Title:	Chairman and Interim Chief Executive Officer